Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated May 6, 1996 (except for Note 10 as to which the date is July 10, 1996 and Note 11 as to which the date is November 19, 1996), in the Registration Statement (Post Effective Amendment No. 2 to Form S-1 No. 333-16475) and the related Prospectus of Pegasystems Inc. for the registration of 2,581,750 shares of its common stock.


     Our audits also included the financial statement schedule of Pegasystems Inc. located at Exhibit 99.1. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                          ERNST & YOUNG LLP


Boston, Massachusetts
January 17, 1997